UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2018 (November 1, 2018)

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Maryland	814-00821	27-2614444
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9 West 57th Street, Suite 4920
New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 588-6770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities

As previously disclosed, on October 24, 2018, Benefit Street Partners L.L.C. (“BSP”) entered into a definitive agreement with Franklin Resources, Inc. (“FRI”) and Templeton International, Inc. (collectively with FRI, “Franklin Templeton”), whereby Franklin Templeton has agreed, subject to the satisfaction of the closing conditions contained in the agreement, to acquire BSP (the “Transaction”), including BSP’s 100% ownership interest in BDCA Adviser, LLC (the “Adviser”), the investment adviser of Business Development Corporation of America (the “Company”). In connection with the Transaction, FRI and BSP have agreed to purchase $90 million of newly issued common stock of the Company, par value $0.001 per share (the “Shares”), at the net asset value per Share.

On November 1, 2018, the Company entered into securities purchase agreements (each, a “Purchase Agreement”) with FRI and BSP for the sale of 6,097,561 and 4,878,049 Shares, respectively. The Company received proceeds in cash of $90 million from the sale of the Shares and the purchase and sale of the Shares pursuant to the Purchase Agreements closed on the same date. The offers and sales of Shares under the Purchase Agreements were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), under Section 4(a)(2) of the Securities Act and Regulation D thereunder. The Company relied, in part, upon representations by FRI and BSP in their respective Purchase Agreements that such purchasers were accredited investors as defined in Regulation D under the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: November 2, 2018	By:	/s/ Richard J. Byrne
Name: Richard J. Byrne
Title: Chief Executive Officer, President and
Chairman of the Board of Directors